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                                                                    Exhibit 99.1

Contacts:
Institutional Investor:        Alex Singal (615) 263-3005
Media:                         Susan Hart (615) 263-3104



                       DOCTOR R. CRANTS TERMINATED AS CEO
             OF PRISON REALTY AND CORRECTIONS CORPORATION OF AMERICA

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                       THOMAS W. BEASLEY NAMED INTERIM CEO

Nashville, Tenn. -- (July 31, 2000) -- Prison Realty Trust, Inc. (NYSE: PZN) announced today that Doctor R. Crants was terminated as Chief Executive Officer of Prison Realty Trust, Inc. and Corrections Corporation of America (CCA). Thomas W. Beasley, Chairman of the Board, was named interim Chief Executive Officer of the two companies.

         "Doc Crants' position as CEO was terminated as part of our plan to hire a new Chief Executive Officer under our previously announced corporate restructuring," stated Mr. Beasley. "Our search for a new CEO has narrowed and we are optimistic that an announcement can be made expeditiously. Although no longer a Director or Officer of Prison Realty or CCA, Doc Crants will continue as a director of the two affiliated private services companies, Prison Management Services, Inc. and Juvenile and Jail Facility Management Services, Inc. He will remain on the boards at the request of the voting shareholders of these companies, in order to retain his experience in the private corrections industry."

         "The change in management is part of our proposed restructuring plan to merge Prison Realty with its primary tenant, CCA. Assuming stockholders approve the merger, the new company will elect to be taxed as a C corporation rather than as a REIT, commencing with its 2000 taxable year. As a C corporation, the corporate and financial structure will be simplified, the company will be able to retain earnings to fund future growth opportunities and it will eliminate potential conflicts of interest that have harmed our credibility in the public markets."

         "We will mail proxy statements for Prison Realty's special stockholders' meeting beginning August 1, 2000 with the meeting scheduled for September 12, 2000. We believe the restructuring plan is in the best interest of stockholders and will improve our opportunities to build stockholder value in the future," concluded Mr. Beasley.


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ABOUT THE COMPANY

         Prison Realty's business is the development and ownership of correctional and detention facilities. Headquartered in Nashville, Tennessee, the Company provides financing, design, construction and renovation of new and existing jails and prisons that it leases to both private and governmental managers. Prison Realty currently owns or is in the process of developing 50 correctional and detention facilities in 17 states, the District of Columbia, and the United Kingdom.

         Corrections Corporation of America includes companies that provide detention and corrections services to governmental agencies. The Company is the industry leader in private sector corrections with approximately 70,000 beds in 77 facilities under contract or under development in the United States, Puerto Rico, Australia, and the United Kingdom. CCA's full range of services includes design, construction, renovation and management of new or existing jails and prisons, as well as long distance inmate transportation services.

FORWARD-LOOKING STATEMENTS

         This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding changes in management, accounting changes related to a change from federal taxation as a REIT to a C corporation, merger plan between Prison Realty and CCA, earning expectations, and integration of Prison Realty and CCA operations and businesses. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Other factors that could cause operating and financial results to differ are described in Prison Realty's Form 10-K and Form 8-K filed with the Securities and Exchange Commission. Other risks may be detailed from time to time in reports to be filed with the SEC. Prison Realty does not undertake any obligation to publicly release the result of any revisions to forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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